Exhibit 99.1

BigCommerce Announces Fourth Quarter and Fiscal Year 2023 Financial Results

Fourth Quarter Total Revenue of $84.1 Million, an Increase of 16% Versus Prior Year; Fourth Quarter GAAP Net Loss ($3.2) Million, Compared to a Loss of ($33.0) Million Versus Prior Year; Fourth Quarter Adjusted EBITDA of $6.5 Million, a 20-point Increase in Adjusted EBITDA Versus Prior Year; Operating Cash Flow of $13.3 Million

AUSTIN, Texas – February 22, 2024 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established B2C and B2B brands, today announced financial results for its fourth quarter and fiscal year ended December 31, 2023.

“One year ago, we set a goal to hit break-even on an adjusted EBITDA basis in Q4 2023. We exceeded that goal with adjusted EBITDA of $6.5 million, or approximately 8% of revenue, representing a nearly 20-point profit margin improvement in the last year,” said Brent Bellm. “In 2024, we are relentlessly focused on customer success and delivering industry-leading products and service to our customers and partners. We aspire to become the most loved ecommerce platform in the world. Our innovations in AI and the recent launch of our next generation Catalyst storefront technology demonstrate our commitment to driving performance and success for B2C and B2B brands and retailers around the world.”

“We have executed a notable financial transformation over the last several quarters,” said Daniel Lentz, CFO at BigCommerce. “In addition to the significant improvement in profitability, we have made strong progress to drive positive operating cash flow of approximately $13 million, growing to 16% of revenue in Q4. We are seeing success from our Q3 2023 restructuring and 2024 financial plan. Cross-sell results are improving, retention is improving, and we continue to see healthy competitive win rates as well. We are optimistic about our 2024 plans and are focused on driving efficient revenue growth.”

Fourth Quarter Financial Highlights:

•
Total revenue was $84.1 million, up 16% compared to the fourth quarter of 2022.
•
Total annual revenue run-rate (ARR) as of December 31, 2023 was $336.5 million, up 8% compared to December 31, 2022.
•
Subscription revenue was $60.6 million, up 14% compared to the fourth quarter of 2022. ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $245.1 million as of December 31, 2023, up 9% from December 31, 2022.
•
ARR from Enterprise Accounts as a percent of total ARR was 73% as of December 31, 2023, compared to 72% as of December 31, 2022.
•
GAAP gross margin was 77%, compared to 74% in the fourth quarter of 2022. Non-GAAP gross margin was 79%, compared to 76% in the fourth quarter of 2022.

Other Key Business Metrics

•
Number of enterprise accounts was 5,994, up 4% compared to the fourth quarter of 2022.
•
Average revenue per account (ARPA) of enterprise accounts was $40,891, up 6% compared to the fourth quarter of 2022.
•
Revenue in the Americas grew by 15% compared to the fourth quarter of 2022.
•
Revenue in EMEA grew by 24% and revenue in APAC grew by 22% compared to the fourth quarter of 2022.

Exhibit 99.1

.

Operating Loss and Non-GAAP Operating Income (Loss)

•
GAAP operating loss was ($5.7) million, compared to ($34.7) million in the fourth quarter of 2022.
•
Non-GAAP operating income (loss) was $5.4 million, compared to ($9.4) million in the fourth quarter of 2022.

Net Income (Loss) and Earnings Per Share

•
GAAP net loss was ($3.2) million, compared to ($33.0) million in the fourth quarter of 2022.
•
Non-GAAP net income (loss) was $7.9 million or 9% of revenue, compared to ($7.7) million or (11%) of revenue in the fourth quarter of 2022.
•
GAAP net loss per share was ($0.04) based on 76.2 million shares of common stock, compared to ($0.45) based on 73.8 million shares of common stock in the fourth quarter of 2022.
•
Non-GAAP net income (loss) per share was $0.10 based on 76.2 million shares of common stock, compared to ($0.10) based on 73.8 million shares of common stock in the fourth quarter of 2022.

Adjusted EBITDA

•
Adjusted EBITDA was $6.5 million, compared to ($8.6) million in the fourth quarter of 2022.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $271.3 million as of December 31, 2023.
•
For the three months ended December 31, 2023, net cash used in operating activities was $13.3 million, compared to ($2.7) million for the same period in 2022. We reported free cash flow of $12.2 million

Fiscal Year 2023 Financial Highlights:

•
Total revenue was $309.4 million, up 11% compared to fiscal year 2022.
•
Subscription revenue was $229.3 million, up 11% compared to fiscal year 2022.
•
GAAP gross margin was 76%, compared to 75% in fiscal year 2022. Non-GAAP gross margin was 78%, compared to 76% in fiscal year 2022.

Operating Loss and Non-GAAP Operating Income (Loss)

•
GAAP operating loss was ($72.4) million, compared to ($140.6) million in fiscal year 2022.
•
Non-GAAP operating loss was ($5.7) million, compared to ($47.0) million in fiscal year 2022.

Net Income (Loss) and Earnings Per Share

•
GAAP net loss was ($64.7) million, compared to ($139.9) million in fiscal year 2022.
•
Non-GAAP net income (loss) was $2.1 million or 1% of revenue, compared to ($46.3) million or (16.6%) of revenue in fiscal year 2022.
•
GAAP net loss per share was ($0.86) based on 75.1 million shares of common stock, compared to ($1.91) based on 73.2 million shares of common stock in fiscal year 2022.

Exhibit 99.1

•
Non-GAAP net income (loss) per share was $0.03 based on 75.1 million shares of common stock, compared to ($0.63) based on 73.2 million shares of common stock in fiscal year 2022.

Adjusted EBITDA

•
Adjusted EBITDA was ($1.6) million, compared to ($43.6) million in fiscal year 2022.

Cash

•
For the twelve months ended December 31, 2023, net cash used in operating activities was ($24.2) million, compared to ($89.4) million for the same period in 2022. We reported free cash flow of ($28.4) million. Excluding the Feedonomics acquisition anniversary related payment, net cash provided by operating activities would have been $8.3 million for the twelve months ended December 31, 2023.

Business Highlights:

Corporate Highlights

•
We have received several pieces of recognition from IDC. BigCommerce was named a Leader in the IDC MarketScape for midmarket B2B digital commerce applications, as well as a Major Player in the IDC MarketScape for enterprise B2B digital commerce applications and the IDC MarketScape for midmarket B2C digital commerce applications. IDC also recognized BigCommerce with a 2023 SaaS Customer Satisfaction Award for Digital Commerce.
•
BigCommerce was honored with the North America Vendors in Partnership (VIP) Award for 2024 Best Commerce or Multi-Vendor Platform, which recognizes solution providers that power the retail ecosystem and new ways that partnerships are formed and challenges are overcome.
•
We were named to Inc. Business Media’s 2023 Power Partner Awards list, recognizing BigCommerce as a trusted business partner in the ecommerce category for our ongoing commitment to equipping brands and retailers with enterprise-grade functionality, customization and performance to unleash innovation and drive growth.
•
Brands and retailers on BigCommerce again outpaced US and global ecommerce sales during the critical holiday shopping season of Thanksgiving through Cyber Monday. BigCommerce customers experienced a 10% increase in gross merchandise value (GMV) compared to the same period in 2022. Total orders were up 7%, and average order value (AOV) increased 3%, compared to the previous year.

Product Highlights

•
In February, we announced the availability of Catalyst, our next generation storefront technology, for developers and agency partners. Purpose-built for the needs of mid-market and enterprise B2C and B2B brands and retailers, Catalyst is designed to provide a simplified starting point for BigCommerce customers, ecommerce developers and agency partners to easily and quickly build online stores using a composable architecture. A key component of Catalyst is Makeswift, a composable page builder for websites built using the popular Next.js framework that we acquired in the fourth quarter in 2023. Makeswift simplifies the visual administration of storefronts and content pages.
•
We strengthened our B2B offerings with the launch of the new B2B Edition Invoice Portal for large B2B suppliers, manufacturers, distributors and wholesalers to modernize the invoice payment process. The B2B Edition Invoice Portal provides an enterprise-grade, out-of-the-box invoice payment experience that allows B2B customers to incorporate invoice payments into a centralized online purchasing workflow through the B2B Edition Buyer Portal. B2B merchants now have the potential to improve transaction efficiency, reduce operational burdens, and deliver seamless user experiences that can drive brand loyalty and repeat business.

Exhibit 99.1

Customer Highlights

•
NVIDIA, the chipmaker and leading AI computing company, launched a new store on BigCommerce, leveraging our multi-storefront functionality and our integration with payment gateway Digital River.
•
MUJI, a fashion and lifestyle brand selling Japanese influenced clothing, furniture and other goods, launched six new stores across the EMEA region. MUJI is taking advantage of BigCommerce’s strong partner ecosystem with integrations from Adyen, PayPal, Klaviyo and Klevu to improve the brand’s online presence and customer experience.
•
Mizuno North America, a globally recognized sports equipment and sportswear company, launched new US and Canadian sites leveraging our multi-storefront capability.
•
Pharmacy2U, an online pharmacy based in the UK, launched a fully headless site using Storyblok CMS to customize the purchasing journey and BigCommerce APIs for the cart and checkout journey.
•
Smoky Mountain Knife Works, which calls itself the “world’s largest knife showplace,” switched to BigCommerce because of our strong feature set and ease of use. Built with BigCommerce partner EY Studios, the new site takes advantage of our integrations with PayPal, Yotpo, Gorgias, Avalara and others.
•
L’azurde, the fast-growing MENA jewelry brand, launched three new headless commerce sites for Dubai, Egypt and Saudi Arabia with a custom OMS plugged in, built-in Arabic language capabilities and additional integrations.
•
Feedonomics, a BigCommerce company, also added several new customers to its roster, including Ethan Allen, Conair, Canva, GSF Car Parts Limited and Kirk Waidelich.

Partner Highlights

•
Our longtime partner PayPal recently launched Fastlane by PayPal, a new one-click guest checkout experience that merchants using PayPal’s platform will be able to offer their shoppers, allowing them to make a fast and painless purchase. Customers simply save their information with Fastlane to check out in as little as one tap - no username or password to remember, no personal information to update, and no need to share a credit card with businesses all over the web. PayPal piloted Fastlane by PayPal with select merchants on BigCommerce, and early results showed that Fastlane can recognize 70% of guests and improve checkout speeds by nearly 40% compared to a traditional guest checkout process.”
•
BigCommerce and Marketplacer, a global technology platform that enables brands, retailers, suppliers, communities and innovators to build and grow successful online marketplaces at scale, announced a strategic partnership that gives BigCommerce customers the ability to transform their online stores into powerful marketplaces where they can sell more diversified products and provide seamless shopping experiences that drive conversions and accelerate growth.

Q1 and 2024 Financial Outlook:

For the first quarter of 2024, we currently expect:

•
Total revenue between $76.0 million to $78.0 million, implying a year-over-year growth rate of 6% to 9%.
•
Non-GAAP operating income is expected to be between $1.0 million to $2.0 million.

For the full year 2024, we currently expect:

•
Total revenue between $327.1 million and $335.1 million, translating into a year-over-year growth rate of 6% and 8%.
•
Non-GAAP operating income between $8.5 million and $12.5 million

Exhibit 99.1

Our first quarter and 2024 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

We do not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, February 22, 2024, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “BigCommerce conference call.” The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, February 29, 2024, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 8007317. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open SaaS and composable ecommerce platform that empowers brands and retailers of all sizes to build, innovate and grow their businesses online. BigCommerce provides its customers sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries rely on BigCommerce, including Burrow, Coldwater Creek, Francesca’s, Harvey Nichols, King Arthur Baking Co., MKM Building Supplies, Ted Baker, United Aqua Group and Uplift Desk. For more information, please visit www.bigcommerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q1and 2024 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data

Exhibit 99.1

breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly report on Form 10-Q filed with the SEC on November 8, 2023, and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts in the Enterprise cohort at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue

Exhibit 99.1

allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation, amortization of acquisition-related intangible assets, interest income, interest expense, restructuring charges, other non-operating income and expense and our provision or benefit for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Income (Loss)

We define Non-GAAP Operating Income (Loss) as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Income (Loss)

We define Non-GAAP Net Income (Loss) as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets, and restructuring charges. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Income (Loss) per Share

We define Non-GAAP Net Income (Loss) per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow provided by (used in) operating activities less our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow provided by (used in) operating activities.

Media Relations Contact Investor Relations Contact

Brad Hem Tyler Duncan

PR@BigCommerce.com InvestorRelations@BigCommerce.com

Exhibit 99.1

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$71,719	$91,573
Restricted cash	1,126	1,457
Marketable securities	198,415	211,941
Accounts receivable, net	37,713	35,072
Prepaid expenses and other assets, net	24,733	28,033
Deferred commissions	8,280	6,171
Total current assets	341,986	374,247
Property and equipment, net	10,233	9,083
Operating lease, right-of-use-assets	4,405	5,887
Prepaid expenses, net of current portion	1,240	470
Deferred commissions, net of current portion	7,056	7,037
Intangible assets, net	27,052	27,583
Goodwill	52,086	49,749
Total assets	$444,058	$474,056
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,982	$7,013
Accrued liabilities	2,652	2,937
Deferred revenue	32,242	17,783
Current portion of debt	547	0
Current portion of operating lease liabilities	2,542	2,609
Other current liabilities	24,785	48,444
Total current liabilities	70,750	78,786
Long-term portion of debt	339,614	337,497
Operating lease liabilities, net of current portion	7,610	10,008
Other long-term liabilities, net of current portion	551	2,093
Total liabilities	418,525	428,384
Commitments and contingencies (Note 8)
Stockholders’ equity
Common stock, $0.0001 par value; 500,000 shares authorized at December 31, 2023 and 2022, respectively; 76,410 and 73,945 shares issued and outstanding at December 31, 2023 and 2022, respectively.	7	7
Additional paid-in capital	620,021	576,851
Accumulated other comprehensive gain (loss)	163	(1,199)
Accumulated deficit	(594,658)	(529,987)
Total stockholders’ equity	25,533	45,672
Total liabilities and stockholders’ equity	$444,058	$474,056

Exhibit 99.1

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenue	$84,149	$72,431	$309,394	$279,075
Cost of revenue (1)	18,946	18,492	74,202	69,980
Gross profit	65,203	53,939	235,192	209,095
Operating expenses: (1)
Sales and marketing	34,332	35,697	140,230	141,342
Research and development	19,509	22,669	83,460	88,253
General and administrative	13,574	17,137	58,838	69,441
Acquisition related expenses	935	3,775	10,252	35,216
Restructuring charges	219	7,332	6,434	7,332
Amortization of intangible assets	2,323	2,016	8,422	8,078
Total operating expenses	70,892	88,626	307,636	349,662
Loss from operations	(5,689)	(34,687)	(72,444)	(140,567)
Interest income	3,183	2,068	11,493	4,198
Interest expense	(719)	(708)	(2,884)	(2,828)
Other income (expense)	(503)	601	(836)	(227)
Loss before provision for income taxes	(3,728)	(32,726)	(64,671)	(139,424)
Benefit (provision) for income taxes	552	(254)	0	(495)
Net loss	$(3,176)	$(32,980)	$(64,671)	$(139,919)
Basic net loss per share	$(0.04)	$(0.45)	$(0.86)	$(1.91)
Shares used to compute basic net loss per share	76,226	73,819	75,143	73,226

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Cost of revenue	$1,147	$1,280	$4,949	$4,226
Sales and marketing	3,415	3,757	13,474	13,551
Research and development	1,908	3,639	13,478	12,388
General and administrative	1,105	3,483	9,785	12,821

Exhibit 99.1

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Cash flows from operating activities
Net loss	$(3,176)	$(32,980)	$(64,671)	$(139,919)
Adjustments to reconcile net loss to net cash used in operating activities:				0
Depreciation and amortization	3,500	2,791	12,480	11,421
Amortization of discount on debt	496	492	1,976	1,960
Stock-based compensation expense	7,635	12,146	41,185	42,332
Provision for expected credit losses	(656)	1,237	805	8,244
Impairment of right-of-use assets	70	3,763	70	3,763
Other	(5)	0	167	0
Changes in operating assets and liabilities:
Accounts receivable	534	(5,072)	(3,877)	(20,337)
Prepaid expenses	4,581	2,817	2,063	(1,134)
Deferred commissions	(354)	(949)	(2,128)	(3,463)
Accounts payable	1,710	(204)	962	(1,198)
Accrued and other liabilities	(1,083)	11,055	(25,836)	3,669
Deferred revenue	27	2,211	12,561	5,305
Net cash provided by (used in) operating activities	13,279	(2,693)	(24,243)	(89,357)
Cash flows from investing activities:
Cash paid for business combinations	(7,891)	0	(7,891)	(696)
Purchase of property and equipment	(1,043)	(990)	(4,179)	(5,196)
Maturity of marketable securities	36,960	38,900	243,167	103,550
Purchase of marketable securities	(39,207)	(44,297)	(228,281)	(214,184)
Net cash provided by (used in) investing activities	(11,181)	(6,387)	2,816	(116,526)
Cash flows from financing activities:
Proceeds from exercise of stock options	136	145	3,849	209
Taxes paid related to net share settlement of stock options	(12)	0	(3,294)	0
Repayment of debt	(263)	0	(394)	0
Proceeds from debt	0	0	1,081	0
Net cash provided by (used in) financing activities	(139)	145	1,242	209
Net change in cash and cash equivalents and restricted cash	1,959	(8,935)	(20,185)	(205,674)
Cash and cash equivalents and restricted cash, beginning of period	70,886	101,965	93,030	298,704
Cash and cash equivalents and restricted cash, end of period	$72,845	$93,030	$72,845	$93,030
Supplemental cash flow information:
Cash paid for interest	$21	$0	$894	$903
Cash paid for taxes	$242	$0	$583	$32
Noncash investing and financing activities:
Changes in capital additions, accrued but not paid	$168	$0	$168	$0
Fair value of shares issued as consideration for business combinations	$496	$768	$1,417	$5,388
Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	$71,719	$91,573	$71,719	$91,573
Restricted cash	1,126	1,457	1,126	1,457
Total cash, cash equivalents and restricted cash	$72,845	$93,030	$72,845	$93,030

Exhibit 99.1

Disaggregated Revenue:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
Subscription solutions	$60,613	$53,298	$229,265	$205,800
Partner and services	23,536	19,133	80,129	73,275
Revenue	$84,149	$72,431	$309,394	$279,075

Revenue by Geography:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2023	2022	2023	2022
Revenue:
Americas – U.S.	$64,055	$56,086	$236,502	$216,639
Americas – other (1)	3,837	3,131	14,103	12,124
EMEA	9,475	7,657	34,661	27,743
APAC	6,782	5,557	24,128	22,569
Revenue	$84,149	$72,431	$309,394	$279,075

(1)Americas-other revenue includes revenue from North and South America, other than the U.S.

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of loss from operations to Non-GAAP operating income (loss):

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
(in thousands)
Revenue	$84,149	$72,431	$309,394	$279,075

Loss from operations	$(5,689)	$(34,687)	$(72,444)	$(140,567)
Plus: stock-based compensation expense and associated payroll tax costs	7,575	12,159	41,686	42,986
Acquisition related costs	935	3,775	10,252	35,216
Restructuring charges	219	7,332	6,434	7,332
Amortization of intangible assets	2,323	2,016	8,422	8,078
Non-GAAP operating income (loss)	$5,363	$(9,405)	$(5,650)	$(46,955)
Non-GAAP operating income (loss) as a percentage of revenue	6.4%	(13.0)%	(1.8)%	(16.8)%

Reconciliation of net loss & net loss per share to Non-GAAP net income (loss) & Non-GAAP net income (loss) per share:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
(in thousands)
Revenue	$84,149	$72,431	$309,394	$279,075

Net loss	$(3,176)	$(32,980)	$(64,671)	$(139,919)
Plus: stock-based compensation expense and associated payroll tax costs	7,575	12,159	41,686	42,986
Acquisition related costs	935	3,775	10,252	35,216
Restructuring charges	219	7,332	6,434	7,332
Amortization of intangible assets	2,323	2,016	8,422	8,078
Non-GAAP net income (loss)	$7,876	$(7,698)	$2,123	$(46,307)
Shares used to compute basic Non-GAAP net income (loss) per share	76,226	73,819	75,143	73,226
Shares used to compute diluted Non-GAAP net income (loss) per share (1)	83,679		82,938
Non-GAAP basic net income (loss) per share	$0.10	$(0.10)	$0.03	$(0.63)
Non-GAAP diluted net income (loss) per share (1)	0.09		0.03
Non-GAAP net income (loss) margin as a percentage of revenue	9.4%	(10.6)%	0.7%	(16.6)%

(1) Due to the loss from continuing operations for the three months and twelve months ended December 31, 2022, there are no common shares added to calculate diluted EPS because the effect would be anti-dilutive.

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
(in thousands)
Revenue	$84,149	$72,431	$309,394	$279,075

Net loss	$(3,176)	$(32,980)	$(64,671)	$(139,919)
Plus: stock-based compensation expense and associated payroll tax costs	7,575	12,159	41,686	42,986
Acquisition related costs	935	3,775	10,252	35,216
Restructuring charges	219	7,332	6,434	7,332
Depreciation	1,177	775	4,058	3,343
Amortization of intangible assets	2,323	2,016	8,422	8,078
Interest income	(3,183)	(2,068)	(11,493)	(4,198)
Interest expense	719	708	2,884	2,828
Other (income) expenses	503	(601)	836	227
Provision (benefit) for income taxes	(552)	254	0	495
Adjusted EBITDA	$6,540	$(8,630)	$(1,592)	$(43,612)
Adjusted EBITDA margin as a percentage of revenue	7.8%	(11.9)%	(0.5)%	(15.6)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
(in thousands)
Revenue	$84,149	$72,431	$309,394	$279,075

Cost of revenue	$18,946	$18,492	$74,202	$69,980
Less: stock-based compensation expense and associated payroll tax costs	1,147	1,280	4,949	4,226
Non-GAAP cost of revenue	$17,799	$17,212	$69,253	$65,754
As a percentage of revenue	21.2%	23.8%	22.4%	23.6%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
(in thousands)
Revenue	$84,149	$72,431	$309,394	$279,075

Sales and marketing	$34,332	$35,697	$140,230	$141,342
Less: stock-based compensation expense and associated payroll tax costs	3,415	3,757	13,474	13,551
Non-GAAP sales and marketing	$30,917	$31,940	$126,756	$127,791
As a percentage of revenue	36.7%	44.1%	41.0%	45.8%

Exhibit 99.1

Reconciliation of research and development expense to Non-GAAP research and development expense:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
(in thousands)
Revenue	$84,149	$72,431	$309,394	$279,075

Research and development	$19,509	$22,669	$83,460	$88,253
Less: stock-based compensation expense and associated payroll tax costs	1,908	3,639	13,478	12,388
Non-GAAP research and development	$17,601	$19,030	$69,982	$75,865
As a percentage of revenue	20.9%	26.3%	22.6%	27.2%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
(in thousands)
Revenue	$84,149	$72,431	$309,394	$279,075

General & administrative	$13,574	$17,137	$58,838	$69,441
Less: stock-based compensation expense and associated payroll tax costs	1,105	3,483	9,785	12,821
Non-GAAP general & administrative	$12,469	$13,654	$49,053	$56,620
As a percentage of revenue	14.8%	18.9%	15.9%	20.3%

Reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
(in thousands)
Net cash provided by (used in) operating activities	$13,279	$(2,693)	$(24,243)	$(89,357)
Purchases of property and equipment	(1,043)	(990)	(4,179)	(5,196)
Free cash flow	$12,236	$(3,683)	$(28,422)	$(94,553)

Reconciliation of net cash provided by (used in) operating activities to Non-GAAP net cash provided by (used in) operating activities:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
(in thousands)
Net cash provided by (used in) operating activities	$13,279	$(2,693)	$(24,243)	$(89,357)
Feedonomics anniversary payout	0	0	32,500	0
Non-GAAP net cash provided by (used in) operating activities	$13,279	$(2,693)	$8,257	$(89,357)